Exhibit 10.6

MIDWEST RAILCAR CORPORATION

FULL SERVICE MASTER LEASE AGREEMENT

This Full Service Master Lease Agreement (this “Lease Agreement” or this “Lease”), made effective this 7th day of July, 2011, by and between MIDWEST RAILCAR CORPORATION, an Illinois Corporation with its principal office at 4949 Autumn Oaks Drive, Suite B, Maryville, IL 62062 (“Lessor”), and PLATINUM ENERGY SOLUTIONS, INC. a Nevada Corporation with its principal office at 2100 West Loop South, Suite 1601, Houston, TX 77027 (“Lessee”).

WITNESSETH

ITEM 1. LEASE. Lessor agrees to lease to Lessee, and Lessee agrees to lease from Lessor, upon the terms and conditions set forth herein, the railway cars (individually, a “Car” and collectively, the “Cars”) described in each schedule and any additional schedules hereafter executed from time to time by the parties hereto under this Lease Agreement (individually, the “Schedule” and collectively, the “Schedules”). All the Schedules shall be subject to any and all of the covenants, conditions, terms, warranties, representations and other provisions set forth herein and the exhibits hereto, as the same may from time to time be amended. Each Schedule may contain such additional supplementary provisions as Lessor and Lessee may agree upon. Each Schedule, incorporating by reference the terms and conditions of this Lease Agreement, is sometimes hereinafter referred to as this “Lease”, constitutes a separate instrument of lease and shall be deemed separately enforceable by either party hereto under this Lease Agreement and in accordance with any supplementary provisions which may be contained in such Schedule. If there is any conflict between the terms and provisions of any Schedule and the terms and provisions of this Lease Agreement, the terms and provisions of such Schedule shall control.

ITEM 2. LESSOR. Lessor shall have responsibility as Lessor hereunder only with respect to Cars leased under a Schedule which has been executed by it as Lessor. Upon execution of any Schedule, Lessor (at its option) may (1) cause the Schedule (or a memorandum thereof) to be duly filed and recorded with the Surface Transportation Board (“STB”), in accordance with 49 U.S.C. §11301, and (2) cause such filings and notices to be filed or made as necessary or appropriate to protect the interests of the Lessor in such other places within the United States, Canada, or elsewhere as Lessor reasonably shall determine. Lessor’s obligations to execute a Schedule are conditioned upon satisfaction of the following conditions:

(a) Lessor’s having received the following, upon Lessor’s request, in form and substance reasonably satisfactory to Lessor: (a) evidence as to due compliance with the insurance provisions hereof; and (b) upon Lessor’s request, certificate of Lessee’s Secretary certifying: (1) resolutions of Lessee’s Board of Directors duly authorizing the easing of the Cars hereunder and the execution, delivery and performance of this Lease, the Schedules and all other related instruments and documents, and (2) the incumbency and signature of the officers of Lessee authorized to execute such documents;

(b) All representations and warranties provided in favor of Lessor herein shall be true and correct on the effective date of the Schedule with the same effect as though made as of such date (and Lessee’s execution and delivery of the Schedule shall constitute an acknowledgment of the same).

(c) There shall be no uncured Event of Default (hereinafter defined) as of the date of execution of such Schedule.

ITEM 3. RENTAL CHARGES. The monthly rental for each Car shall be that as specified in the Schedule with respect to such Car. Except as otherwise provided herein, Lessee shall pay the Lessor such rental specified in such Schedule from the date the Car is delivered to Lessee pursuant to ITEM 5 to the date the Car is returned to Lessor in the manner provided in ITEM 8.

Lessee acknowledges and agrees that this Lease is non-cancelable and that Lessee’s obligation to make all payments hereunder, and the rights of Lessor in and to all such payments, shall, except as provided in 1TEMs 12 and 14 below, be absolute and unconditional and shall not be subject to any abatement of rent, set-off, counterclaim or reduction thereof, including, but not limited to, abatements or reductions due to any present or future claims of Lessee against Lessor, the manufacturer of the Cars, or any party under common ownership or affiliated with Lessor, by reason of any defect in the Cars, the condition, design, operation or fitness for use thereof, or by reason of any failure of Lessor to perform any of its obligations hereunder, or by reason of any other cause. It is the intention of the parties hereto that the rent payable by Lessee hereunder shall continue to be payable in all events and in the manner and at the times herein provided unless the obligation to pay shall be suspended or terminated pursuant to the provisions of this Lease.

ITEM 4. TERM. The term of this Lease for each Car shall be that specified in the Schedule with respect to such Car and shall commence on Delivery Date specified in such Schedule. The expiration of this Lease Agreement shall be the date of termination of the final Schedule. Notwithstanding the expiration or termination of this Lease, the obligations of Lessee hereunder shall continue in full force and effect with regard to each Car until returned to the possession of Lessor under the terms and conditions of ITEM 8.

ITEM 5. DELIVERY. Each of the Cars shall be delivered to Lessee to a location as specified in the Schedule. The obligation of Lessor to furnish the Cars shall be subject to all causes reasonably beyond the control of Lessor, including, but not limited to delays caused by fire, labor difficulties, delays of carriers and materialmen or governmental authority. Lessor shall not be liable for any damages by reason of any such delay and such delay in delivery shall not affect the validity of this Lease. The Delivery Date with respect to any Car means the date such Car is tendered for delivery by Lessor at the Delivery Location.

ITEM 6. MILEAGE. If applicable, Lessor shall collect all rentals directly attributable to the mileage (the “mileage rentals”) earned by the Cars, and shall pay to Lessee the mileage rentals actually collected which are attributed to the Cars while in the service of Lessee according and subject to all rules of the tariffs of the railroads. Lessor’s obligation under this ITEM 6 shall be dependent on Lessee’s prompt notice to Lessor in writing of any agreement or arrangement with any party that affects the mileage rentals of any Car hereunder.

ITEM 7. FIXED RENT.

(a) Lessee shall pay all Fixed Rent, in advance, on the delivery of each Car, respectively, for the period from the Delivery Date to the first day of the next succeeding calendar month, and shall pay only the portion of such Fixed Rent attributable to any fractional month accruing at the termination of this Lease. Fixed Rent for all remaining months of the lease term shall be payable on the first day of each month. Lessor or its agents shall invoice in advance of the calendar month for all subsequent months, but Lessor’s or its agent’s failure to send such invoice shall not relieve Lessee of its obligation to pay the Fixed Rent due hereunder. Lessee agrees to pay said Fixed Rent and service charges in U.S. immediately available funds to Lessor at its principal office or as specified in such applicable invoice. Fixed Rent is deemed paid when received by Lessor. Time is of the essence.

(b) If a Car is rejected by the Lessee in accordance with this Lease, Fixed Rent as to such Car shall begin on the earlier of (i) the date such Car is re-inspected and accepted by Lessee which shall be no later than the third business day after the Car is made available to Lessee at the Delivery Location or (ii) the date of the initial loading of such Car.

(c) In the event Lessee fails to make Fixed Rent payments according to the terms of any Schedule, Lessee shall pay late fees as set forth in ITEM 33(f) below.

ITEM 8. RETURN OF THE CARS. Upon the expiration or termination of this Lease as to any of the Cars, Lessee agrees to return each of the Cars at Lessee’s sole expense to the return location designated in the applicable Schedule or, if not designated in the applicable Schedule, to a return location as designated by Lessor and each Car shall: (i) be in good working order and suitable to load and transport the commodities as specified in the applicable Schedule; (ii) in the same condition as when originally delivered to Lessee, ordinary wear and tear from proper use alone excepted; (iii) free from all charges and liens which may result from any act or default of Lessee; (iv) clean and free from residue, accumulations or deposits; and (v) complete with all parts, equipment, and accessories with which each Car was originally equipped or which had been added during the term of this Lease. Lessee, at its own expense, shall either replace or reimburse Lessor for the cost of replacing any appliance or removable part, if destroyed, damaged or lost, removed or stolen, unless such loss or damage results from the negligence or omission of Lessor, its agents or employees. Lessee shall give to Lessor thirty (30) days advance written notice of such return. Upon arrival of the last Car under a Schedule at the designated return location, Lessor, and or its agent, shall inspect the Cars within fifteen (15) business days and notify Lessee in writing within seven (7) business days of such inspection of any cleaning and or repairs that Lessor believes are the responsibility of Lessee. Failure by Lessor to notify Lessee in writing within seven (7) business days after such inspection or within twenty-two (22) business days of the arrival of the last Car under a Schedule shall constitute acceptance of such Car or Cars by Lessor. Lessee shall, on demand, reimburse Lessor for the cost of cleaning-and or repairing any Cars not properly cleaned or containing residue or not properly repaired in accordance with this Lease, as well as monthly rental and service charges incurred during the cleaning and repair process. All of the obligations of Lessee under this Lease with respect to such Cars shall remain in full force and effect until such Cars are delivered to Lessor in accordance with this Lease; provided, however, that the daily rental for each of such Cars during such period shall be one and one half times (150%) the daily rate of the Fixed Rent specified in the Schedule applicable to such Cars.

Lessee shall have the right to retain an independent contractor to evaluate the condition of any Car upon return to Lessor. In the event of a dispute between Lessor or its agents and Lessee or its agents (such independent contractor being considered Lessee’s agent) regarding the condition of a Car tendered by Lessee to Lessor for redelivery which cannot be resolved by the parties or their respective agents within thirty (30) days of the date the Car is tendered for redelivery, the parties will jointly engage a third party expert whose written decision as to the condition of the Car, giving effect to the terms of this Lease and the applicable Schedule, will be final and binding upon Lessor and Lessee. Lessee’s Fixed Rent obligation for the affected Car will terminate on the date of completion of any repairs for Lessee’s account which are determined to be necessary by the third party expert.

ITEM 9. INSPECTION OF CARS. Each of the Cars with respect to each Schedule shall be subject to Lessee’s inspection at inception of each such Schedule. If Lessee shall elect not to inspect such Cars, then Lessee shall be deemed to have accepted each Car thereof, and shall be conclusive evidence (a) of the fit and suitable condition of such Car for the purpose of transporting the commodities then and thereafter loaded therein, and (b) that it is one of the Cars described in the applicable Schedule. Lessee shall notify Lessor in writing within three (3) business days, after its inspection, of its rejection of any Car and the specific reasons for such rejection. Failure by Lessee to notify Lessor in writing within three (3) business days after its inspection of such Cars shall constitute acceptance of such Car by Lessee and shall be conclusive evidence of the fit and suitable condition of such Car, and (c) if applicable, that the Car has been refurbished to the satisfaction of Lessee in accordance with the scope of work provided by Lessor to Lessee.

ITEM 10. CLEANING OF CARS. The Cars will be delivered by Lessor to Lessee suitable for the use specified in the applicable Schedule and shall be returned by Lessee to Lessor upon termination of such Schedule in the same condition. After initial delivery of each Car by Lessor to Lessee in accordance with the applicable Schedule, any cleaning of Cars that may be necessary to prepare them for shipment of commodities by or for Lessee or any cleaning required prior to repairs or modifications while in Lessees service shall be done at Lessees sole expense.

ITEM 11. MAINTENANCE. Lessor agrees to maintain each of the Cars in good condition and repair according to the Association of American Railroads (“AAR”) Interchange Rules (“AAR Interchange Rules”). Lessee agrees, at its expense, to forward the Cars to the shops designated by Lessor for periodic maintenance and or repairs as may be directed by Lessor. No repairs to any of the Cars shall be made by Lessee without Lessor’s prior written consent. Replacement or repair by Lessee of any parts, equipment and/or accessories on any of the Cars shall be with parts, equipment, and accessories that are of like kind and of at least equal equality to those being replaced or repaired unless otherwise agreed in writing by Lessor. Lessee shall be responsible for all costs and expenses relating to the maintenance, repair or replacement of all of the Cars’ sides, ends, floors, floor stringers, top chords, interior cleaning and any safety appliances, where applicable, according to AAR Interchange Rules as well as any damage to any of the Cars resulting from any reason whatsoever (each item referred to as a “Lessee Maintenance Item” and, collectively, the “Lessee Maintenance Items”). Lessor agrees that any costs of maintenance, repairs or replacement of any Lessee Maintenance Item shall not include a mark-up by Lessor, Lessee shall pay for the costs and expenses of such maintenance, repairs or replacement of Lessee Maintenance Items within ten (10) days of receipt of an invoice from Lessor and/or Lessor’s agent.

ITEM 12. MANDATED MODIFICATIONS. In the event the U. S. Department of Transportation, or any other governmental agency or non-governmental organization, including the AAR, having jurisdiction over the operation, safety or use of railroad equipment, requires that Lessor add, modify or in any manner adjust the Cars subject to this Lease in order to qualify them for operation in railroad interchange, Lessee agrees to pay an additional monthly charge of Two and 00/100 U. S. Dollars ($2.00) per Car for each One Hundred Dollars ($100.00) expended by Lessor on such Car, or such other monthly charge in lieu thereof, as may be provided for in the applicable Schedule, provided that any such addition, modification or adjustment is not covered by any manufacturer’s warranty. Such payment shall be made effective as of the date such Car is released from the shop after application of such additions, modifications or adjustments (hereinafter “Modifications”). One-half (1/2) rental credits will be issued on Cars entering the shop for any Modifications for the first sixty (60) days. In the event Lessor, in its sole discretion, determines prior to making any Modifications that the cost thereof is not economical to expend in view of the estimated remaining useful life of any Car, and Lessor elects to permanently remove such Car from Lessee’s service rather than have such Car taken to a car shop for such Modifications, Lessor shall give Lessee not less than thirty (30) days prior written notice of such removal, and the rental with respect to such Car shall terminate thirty (30) days after Lessor gives Lessee written notice of abatement, and any such removal shall be prior to the date the Modification is required to be made.

ITEM 13. LESSEE IMPROVEMENTS. All additions and improvements to any Car made after initial acceptance by Lessee as provided for in ITEM 9 at Lessee’s request, including without limitation, parts, accessories, linings, coatings and modifications, shall be considered accessions to such Car, and title thereto shall immediately vest in Lessor without cost or expense to Lessor. When requested by Lessor, Lessee shall, at Lessee’s expense, remove any such additions or improvements prior to the return of any Car.

ITEM 14. ABATEMENT OF RENTAL. Except as described in ITEM 12 above, when Cars are placed in a private car shop for maintenance and/or repair as required by Lessor under this Lease, the Fixed Rent of each Car shall cease five (5) days after the date of arrival in such shop and will be reinstated on the date such Car is released back to the Lessee from such shop. If any repairs are required as a result of the direct or indirect misuse or negligence of Lessee or any other party other than Lessor, or due to any Lessee Maintenance Item, there shall be no abatement of Fixed Rent and such Fixed Rent shall continue during such repair period.

ITEM 15. SUBSTITUTION OF CARS. If any Car shall be completely destroyed, or if the physical condition of any Car shall become such that such Car cannot be operated in railroad service as determined by the Lessor, upon receipt by Lessor of the Stipulated Loss Value in accordance with this Lease, Lessee’s rent obligations with respect to such Car will cease. If Lessor and Lessee agree, in writing, Lessor will, at Lessee’s option, use its reasonable commercial efforts to obtain a replacement for such Car of the same type and capacity and the rental with respect to such replacement Car shall commence upon delivery and acceptance of such replacement Car by Lessee at a mutually agreeable location. Such replacement Car shall be leased for the remaining duration of, and under the same terms and conditions of, the Schedule of the Car it replaced.

ITEM 16. CASUALTIES AND REPORTS.

(a) In addition to any other negligence as specified in the applicable Schedule, Lessee shall be liable for all damage to any Car which (i) is caused by the negligence or misconduct of Lessee, its agents or its customers or (ii) occurs while such Car is located on premises of Lessee, its agents or customers, regardless of the cause thereof, unless a subscribing railroad to the AAR Interchange Rules will assume the responsibility therefore, or such damage is the result of the negligence or misconduct of Lessor or its agents. Lessee agrees that if by reason of such misuse or negligence or while on any railroad or any private siding or track or any private or industrial railroad, any Car is lost, completely destroyed or, in the sole opinion of Lessor, such Car’s physical condition is such that (i) it cannot be operated in railroad service, or (ii) it is deemed uneconomical to operate by Lessor in lease service, then Lessee will pay Lessor, in readily available good U.S. funds, the greater of (i) the AAR depreciated value and/or settlement value as determined by the AAR Interchange Rules in effect at that time or (ii) the Stipulated Loss Value as set forth in the applicable Schedule, within five (5) days following a request by Lessor for such payment.

(b) In addition, if any Car part, including but not limited to, top chords, ends, sides, or any respective parts or fittings is found loose, damaged, lost or removed without consent from Lessor, Lessee shall be liable therefore, regardless of the cause thereof, unless (i) full responsibility therefore has been assumed by one or more railroads or (ii) such loss or damage occurs while the Car is located at a repair facility of Lessor and is the result of the negligence or misconduct of Lessor or its agents.

(c) In the event any Car, or any Car part, shall become damaged or suffers corrosion or other damage related to or connected with exposure to any commodity or other material placed or allowed to accumulate in or on the Car, Lessee shall be liable for such damage, regardless of how caused and whether or not due to Lessee’s negligence. Such damage shall not be considered “ordinary wear and tear”. Prior to the commencement of the term of lease of any Car, Lessor will, if requested by Lessee, arrange a joint inspection of the Car at a repair shop designated by Lessor. Unless prior to the first loading of the Car by Lessee a joint inspection report setting forth the nature and amount of any then existing damage is signed by both parties, it shall be conclusively presumed that the Car was free of corrosion or other commodity-related damage at the time of commencement of the term of lease of such Car.

(d) Lessor, its agents and employees shall have the right to enter upon Lessee’s or any permitted sublessee’s premises and to inspect the Cars at any time. So long as Lessee is not in default, Lessor shall give Lessee not less than twenty-four (24) hours notice of such inspection. Lessee shall immediately give Lessor written notice of any damage to or loss to the Cars from any cause, including without limitation, damage or loss caused by accident, the elements, intentional acts or theft. Such notice shall set forth an itemization of the affected Cars and a detailed account of the event, including names of any injured persons and a description of any damaged property arising from any such event or from any use or operation of the Cars, and of any attempt to take, distrain, levy upon, seize or attach the Cars. All rights granted to Lessor herein are for the benefit of Lessor and shall not be construed to impose any obligation on Lessor, whether or not Lessor makes any inspections or receives any reports.

If during the term of the applicable Schedule, any Car is seized by a governmental authority for a period less than the then unexpired term of this Lease, the applicable Schedule shall continue in full force and effect as if such taking had not occurred and Fixed Rent thereunder shall not be diminished or abated. Provided that no default or event of default (as defined in ITEM 27 hereof) exists and is continuing, Lessee shall be entitled to receive and retain any award paid by the seizing governmental authority as compensation for the interruption of Lessee’s leasehold interest in such Car. If a default or event of default so exists and is continuing, Lessor shall receive any award as security for performance of this Lease, which award may be applied by Lessor to amounts due or to become due hereunder.

ITEM 17. LIMITATIONS ON USE.

(a) The Cars shall be used generally in domestic service within the United States or in international service between the United States and Canada. In no event shall Lessee permit any Car to be physically located outside the United States for a period or periods that exceed in the aggregate one hundred and eighty-two (182) days in any consecutive twelve (12) month period (the “Annual Limitation”). If said use outside the United States shall exceed the Annual Limitation, Lessee shall indemnify Lessor for any loss of deductions and/or credits to which Lessor shall otherwise have been entitled under the provisions of the Internal Revenue Code. Lessee shall remain responsible for redelivery, rent and any increased rent, for any Cars that shall be outside of the United States on and after date of termination of this Lease, including any extended termination date. Lessee shall not disclaim any of its duties and obligations hereunder for such Car(s) located outside of the United States for any reason whatsoever. Lessee is specifically prohibited from using the Cars in Mexico for any reasons whatsoever.

(b) Lessee warrants the Cars will be used only as specified in the applicable Schedule. Lessee shall not use or permit any Car to be used in an improper or unsafe manner, in violation of any contract of insurance applicable to any Car or in violation of any applicable law, regulation, directive, statute, ordinance or rule.

(c) Lessee agrees not to load any of the Cars in excess of the load limit stenciled thereon. Lessee will keep the Cars free and clear of any and all liens, charges, encumbrances and adverse claims (except those arising from acts of Lessor).

(d) Lessee shall not, without the prior written consent of Lessor, use any Car or permit such Car to be used in such a manner that in any calendar year of service it accumulates miles (loaded or empty) in excess of that specified in the applicable Schedule. If such mileage limit is exceeded, Lessee shall pay Lessor a mileage charge in the amount specified in the applicable Schedule, for each mile such Car moves in excess of such limitations. If a Car is used less than a calendar year, then the mileage charge will be prorated as specified in the applicable Schedule as allowable before an excess mileage charge is applied. In determining mileage, railroad records will be conclusive.

ITEM 18. GOVERNMENTAL AND INDUSTRIAL REGULATIONS.

(a) Lessee agrees to comply with all governmental laws, rules, regulations and requirements and with the AAR Interchange Rules with respect to the use and the operation of each of the Cars during the term of this Lease.

(b) During the term of this Lease, no Car shall be loaded with or used to transport any Hazardous Substances. Further, no Car shall be used in violation of any Environmental Law. If the use of any Car violates any of the foregoing provisions, Lessee agrees that it shall defend, indemnify and hold Lessor harmless from all claims, liabilities, losses, damages, costs and expenses (including attorney’s fees and the expenses of litigation) arising out of such use of any Car.

“Environmental Contamination” shall mean any actual or threatened release, spill, emission, leaking, pumping, injection, presence, deposit, abandonment, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment, or into or out of any Car, including, without limitation, the movement of any Hazardous Substance or other substance through or in the air, soil, surface water, groundwater or property.

“Environmental Law” shall mean any present or future federal, foreign state or local law, ordinance, order, rule or regulation and all judicial, administrative and regulatory decrees, judgments and orders, pertaining to health, industrial hygiene, the use, disposal or transportation of Hazardous Substances, Environmental Contamination, or pertaining to the protection of the environment, including, but not limited, to the Comprehensive Environmental Response, Compensation, and Liability Act (“CERCLA”) (42 U.S.C. §9601 et seq.), the Hazardous Material Transportation Act (49 U.S.C. § 1801 et seq.), the Federal Water Pollution Control Act (33 U.S.C. §1251 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. §6901 et seq.), the Clean Air Act (42 U.S.C. §7401 et seq.), the Toxic Substances Control Act (15 U.S.C. §2601 et seq.), the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. §1361 et seq.), the Occupational Safety and Health Act (19 U.S.C. §651 et seq.), and the Hazardous and Solid Waste Amendments (42 U.S.C. §2601 et seq.), as these laws have been or may be amended or supplemented, and any successor thereto, and any analogous foreign, state or local statutes, and the rules, regulations and orders promulgated pursuant thereto.

“Hazardous Substances” shall mean and include hazardous substances as defined in CERCLA; oil of any kind, petroleum products and their by-products, including, but not limited to, sludge or residue; asbestos containing materials; polychlorinated biphenyls; any and all other hazardous or toxic substances; hazardous waste, as defined in CERCLA; medical waste; infectious waste, those substances listed in the United States Department-of Transportation Table (49 C.F.R. §172.101); explosives; radioactive materials; and all other pollutants, contaminants and other substances regulated or controlled by the Environmental Laws and any other substance that requires special handling in its collection, storage, treatment or disposal under the Environmental Laws.

ITEM 19. SUBLEASE AND ASSIGNMENT. Lessee shall not loan or sublet any Car or transfer or assign any of its interests or obligations under this Lease, whether by operation of law or otherwise, without the prior written consent of Lessor, except that Lessee may loan or sublet Cars to (i) its affiliated companies, or (ii) its consignees or suppliers in connection with the handling of commodities sold, bought or supplied for the account of Lessee and transportation therein. No sublease, assignment or transfer of any Car or any interest in this Lease shall relieve Lessee of any of its obligations hereunder and Lessee shall make any such permitted sublease, assignment, or transfer expressly subject and subordinate to the terms and conditions of this Lease.

ITEM 20. ADDITIONAL CHARGES BY RAILROADS. Lessee agrees to use Cars, upon each railroad over which Cars shall move, in accordance with the then governing tariffs or contracts to which each such railroad shall be a party. If the operations or movements of any of Cars during the term hereof shall result in any charges being made against Lessor by any such railroad, Lessee shall pay Lessor for such charges within the period prescribed by and at rates and under the conditions established by said then governing tariffs and contracts. Lessee agrees to indemnify Lessor against same and shall be liable for any freight, switching, demurrage, track storage, detention charge or any other costs, charges or penalties imposed on any of the Cars or Lessor during the term of this Lease.

ITEM 21. USE OF CARS UNDER AAR CIRCULAR OT-5. Whenever approval of the originating line haul carrier(s) is required in order that the Cars may be placed in service pursuant to AAR Circular OT-5 and any revisions or successors thereto, Lessor shall, upon written request of Lessee, use reasonable efforts to aid Lessee in obtaining such approval. In no event shall Lessor be liable if any such approval is not obtained for any reason or is withdrawn or modified, and this Lease shall continue in full force and effect notwithstanding such withdrawal or modifications or the failure to obtain such approval.

ITEM 22. ALTERATION AND LETTERING. Lessee will preserve the Cars in good condition and will not in any way alter the physical structure of the Cars without the advance approval in writing of Lessor. Lessee shall place no lettering or marking of any kind upon the Cars without Lessor’s prior written consent.

ITEM 23. DAMAGE TO OR BY COMMODITIES. Lessor shall not be liable for any loss of or damage to any commodities or any part thereof loaded or shipped in the Cars, regardless of how such loss or damage may be caused. Lessee shall defend and indemnify Lessor against and hold Lessor harmless from all claims, liabilities, losses, damages, costs and expenses (including attorney’s fees and expenses or litigation) arising out of or resulting from the loss of damage to any such commodity or the loading, unloading, spillage, leakage, emission, or discharge of commodity in or from the Cars, including without limitation any liability for injury, death, property damage or environmental pollution. Lessee hereby expressly agrees that Lessor shall not be liable for any direct, indirect, incidental or consequential damages of any kind whatsoever, incurred by Lessee or any other person or entity, resulting directly or indirectly from this Lease.

ITEM 24. TAXES. Lessor shall pay all ad-valorem taxes properly imposed on the use of such Cars, and will file all ad-valorem reports relating thereto. Lessee shall be responsible for all other taxes levied on the Cars including, but not limited to, use taxes imposed by federal, state, municipal, and other governmental authority. Lessee agrees to assume the cost of duty, and all other taxes incidental to exportation of the Cars out of or operation thereof in Canada after the delivery of the Cars by the Lessor at the Delivery Location.

ITEM 25. SUBORDINATION. All rights of Lessor hereunder may be assigned, pledged, mortgaged, transferred, or otherwise disposed of, either in whole or in part, and/or Lessor may assign, pledge, mortgage, transfer or otherwise dispose of title to the Cars without notice to Lessee. If requested by Lessor, Lessee shall acknowledge, in writing, such transfer or assignment. In the event of any such assignment, pledge, mortgage, transfer or other disposition, this Lease and all of Lessee’s rights under this Lease shall not be affected except to be made subject and subordinate to the terms, covenants, and conditions of any chattel mortgages, security agreements, conditional sale agreements, other sales or assignments, and/or trust agreements covering the Cars or any of them heretofore or hereafter created and entered into by Lessor, its successors or assigns, and to all of the rights of any such chattel mortgagee, assignee, trustee, secured party, or other holder of the legal title to the Cars, however, so long as Lessee is not in default under this Lease, such assignment, pledge, mortgage, transfer, or other disposition shall not increase Lessee’s obligations hereunder or result in deprivation of its quiet enjoyment of the Cars. At the request of Lessor or any chattel mortgagee, assignee, trustee, secured party, or other holder of the legal title to the Cars, the Cars may be lettered or marked to identify the legal owner of the Cars at no expense to Lessee. If during the continuance of this Lease, any such marking shall at anytime be removed or become illegible, wholly or in part, Lessee shall immediately cause such marking to be restored or replaced at Lessor’s expense.

ITEM 26. INDEMNITY AND INSURANCE. Lessee will defend and indemnify Lessor, and its related businesses, its officers, employees, shareholders, agents, employees of agents, and their respective successors and assigns (the “Indemnified Parties”) against and hold the Indemnified Parties harmless from any loss, damage, claim, expenses (including attorney’s fees and expenses of litigation), or injury imposed on, incurred by, or asserted against the Indemnified Parties arising out of Lessee’s use, lease, possession or operation of the Cars occurring during the term of this Lease, or by the contents of such Cars, howsoever occurring except any loss, liability, claim, damage, or expense which is directly attributable to the fault or neglect of the Indemnified Parties. All indemnities contained in this Lease shall survive the termination of this Lease.

(a) At its own expense, Lessee shall, throughout the term of this Lease and until the last Car is redelivered to Lessor, maintain all risk property insurance in an amount not less than the Stipulated Loss Value as set forth in the applicable Schedule, and Lessor shall be named as sole loss payee.

(b) Lessee shall maintain Commercial General Liability insurance with minimum limits as set forth below:

General Aggregate:	Three Million Dollars	($3,000,000.00)
Per Occurrence Aggregate:	Three Million Dollars	($3,000,000.00)
Products/Completed Operations Aggregate:	Three Million Dollars	($3,000,000.00)

Lessee shall maintain excess liability insurance with minimum limits of not less than Five Million Dollars ($5,000,000.00). Lessee shall name Lessor and or its assigns as additional insured on such policies. The proceeds of all such insurance shall be payable first to Lessor to the extent of Lessor’s liability, if any, and the balance to Lessee.

(c) All policies of property and liability insurance required in this ITEM 26 shall be maintained at Lessee’s expense. If Lessee fails to procure, maintain and pay for any insurance coverage set forth above, Lessor will have the right, but not the duty, to obtain such insurance on behalf of and at the expense of Lessee. In the event Lessor does obtain and pay for such insurance, Lessee shall reimburse Lessor for the costs thereof no later than the date of the next scheduled payment of Fixed Rent under this Lease.

(d) Certificates evidencing such property and liability insurance coverage shall be provided to the Lessor prior to the commencement of this Lease and annually upon renewal of the insurance. Certificates shall be sent to: Midwest Railcar Corporation, 4949 Autumn Oaks Drive, Suite B, Maryville, IL 62062.

(e) All insurance policies referred to in this ITEM 26 shall be in such form and with such companies as are satisfactory to Lessor, with approval not to be unreasonably withheld.

ITEM 27. EVENTS OF DEFAULT. Any of the following events shall constitute an “Event of Default” under a Schedule:

(a) The nonpayment by Lessee of any Fixed Rent or other monies (including, but not limited to, Lessee Maintenance Items) owed by Lessee to Lessor provided for herein after the same is due and payable and such default continues for a period of five (5) days after receipt by Lessee of notice from Lessor of default;

(b) The failure of Lessee to observe, keep or perform any other provisions of this Lease required to be observed, kept or performed by Lessee, and such default continues for ten (10) days after Lessor gives written notice to Lessee;

(c) A default under any agreement evidencing any other obligation of Lessee to Lessor, and such default continues for ten (10) days after Lessor gives written notice to Lessee.;

(d) The making of any representation or warranty by Lessee herein or in any agreement, document or certificate delivered to Lessor in connection herewith, or any financial statement furnished by Lessee to Lessor which, at any time, proves to be incorrect in any material respect;

(e) The making of an assignment for the benefit of creditors or committing any other affirmative act of insolvency or bankruptcy, filing a petition in bankruptcy or for arrangement or reorganization Lessee or having such a petition filed against Lessee if such petition is not dismissed or withdrawn within thirty (30) days;

(f) The attachment of a substantial part of the property of Lessee or appointment of a receiver for Lessee or any substantial part of Lessee’s property, and Lessee fails to contest same using such party’s best reasonable efforts and cause same to be removed, dismissed, or vacated within 30 days from the date of entry or filing;

(g) Lessee ceases to do business as a going concern; or

(h) If a Letter of Credit (as defined herein) is required under any Schedule, the following shall constitute an Event of Default:

(i) the irrevocable transferable standby letter of credit issued by an acceptable financial institution (defined as a financial institution whose senior, unsecured debt obligations are rated at lease A- by Standard & Poor’s (“S&P”) and A3 by Moody’s Investors Service (“Moody’s”) (the “LOC Provider”), in favor of Lessor (the “Letter of Credit”) or any letter of credit in the same form and substance as the Letter of Credit (a “Substitute Letter of Credit”) issued by a financial institution whose senior, unsecured debt obligations are rated at lease A- by S&P and A3 by Moody’s (the “Substitute LOC Provider”) expires prior to the payment and performance in full of all of Lessee’s obligations hereunder; or

(ii) Lessor receives written notice at least sixty (60) days prior to the stated expiration date of the Letter of Credit or Substitute Letter of Credit, as appropriate, from the LOC Provider or the Substitute LOC Provider, as appropriate, that the Letter of Credit or the Substitute Letter of Credit, as appropriate, has not been renewed for a period of at least 364 days; or

(iii) The amount available to be drawn under the Letter of Credit or a Substitute Letter of Credit is less than the amount as required in the applicable Schedule; or

(iv) The senior, unsecured debt obligations of the LOC Provider or the Substitute LOC Provider are rated less than A- by S&P or less than A3 by Moody’s.

Lessee also agrees, upon any responsible officer of Lessee becoming aware of any condition that constituted or constitutes an Event of Default under this Lease or which, after notice or lapse of time, or both, would constitute such an Event of Default, to promptly furnish to Lessor written notice specifying such condition and the nature and status thereof. For purposes of this ITEM 27, a “responsible officer” shall mean, with respect to the subject matter of any covenant, agreement or obligation of Lessee contained in this Lease, any corporate officer of Lessee who, in the normal performance of his operational responsibilities, would or should have knowledge of such matter and the requirements of this Lease with respect thereto.

ITEM 28. REMEDIES OF DEFAULT. Upon the occurrence of any Event of Default, and so long as the same shall be continuing, Lessor shall have the right to declare such Schedule in default (each, a “Defaulted Schedule”) by a written notice to Lessee (without election of remedies) to that effect. Upon the making of any such declaration, Lessor shall have the right to exercise any one or more of the following remedies:

(a) To take possession of any and all Cars under a Defaulted Schedule without further demand or notice wherever they may be located without any court order or process of law (but if Lessor applies for a court order or the issuance of legal process, Lessee waives any prior notice of the making of this application of the issuance of such order of legal process) and Lessee hereby waives any and all damages occasioned by such taking of possession, providing Lessor acts in a commercially reasonable manner; any such taking of possession shall not constitute termination of this Lease as to any or all such Cars unless Lessor expressly so notifies Lessee in writing. If Lessor is unable to secure possession of such Cars within thirty (30) days of any Event of Default, Lessee agrees to pay Lessor as liquidated damages for loss of a bargain and not as a penalty, the Stipulated Loss Value of the Cars specified on Appendix B to such Defaulted Schedule;

(b) To terminate this Lease as to any or all Cars under a Defaulted Schedule without prejudice to Lessor’s rights in respect to obligations then accrued and remaining unsatisfied:

(c) To recover from Lessee (and Lessee agrees to pay in cash the following):

(i) all amounts owed by Lessee to Lessor under the Defaulted Schedule; plus either of the following as determined by Lessor:

(ii) an amount equal to the Stipulated Loss Value of all Cars under a Defaulted Schedule, as of the date of the Event of Default; and

(iii) the unpaid balance of the total rent for the term of the Defaulted Schedule;

(d) To sell any or all Cars under a Defaulted Schedule in a public sale or private sale (after notice to Lessee of the place and time for such sale), in bulk or in parcels, for cash or on credit without having such Cars present at the place of sale and to recover from Lessee all reasonable costs of taking possession, storing, repairing, and selling such Cars (and for a period of one hundred twenty (120) days after the occurrence of an Event of Default, Lessor may use Lessee’s premises for any or all of the foregoing without liability for rent, costs damages or otherwise) or to otherwise dispose, hold, use, operate, lease to others, or keep idle such Cars all as Lessor in its sole discretion may determine and to apply the proceeds from any such action:

(i) To all costs, charges and expenses incurred in taking, removing, holding, operating, repairing, selling, leasing or otherwise disposing of such Cars; then

(ii) To the amounts set forth in ITEM 3, RENTAL CHARGES above and the Defaulted Schedule provided that Lessee shall pay any deficiency due Lessor; and

(iii) Any surplus shall be retained by Lessor;

(e) To draw upon any Letter of Credit or security deposit, if any, required under the applicable Schedule; or

(f) To pursue any other remedy provided for by statute or otherwise available at law or in equity.

Notwithstanding anything set forth herein, Lessor may exercise all rights and remedies hereunder independently with respect to each Schedule.

Notwithstanding any repossession, or other action that Lessor may take, Lessee shall be and remain liable for the full performance of all obligations on the part of Lessee to be performed under this Lease to the extent not paid or performed by Lessee. All such remedies are cumulative and may be exercised concurrently or separately.

In addition to the foregoing, Lessee shall pay Lessor’s costs and expenses incurred by reason of Lessee’s breach or default which shall include, without limitation, costs and expenses of receiving or retaking possession of the Cars under a Defaulted Schedule, storing, holding, transporting, insuring, caring for, servicing, maintaining and renting such Cars and collecting rents and professional fees and expenses with respect to or incurred by reason of the breach or default, including legal fees and expenses for advice and legal services in any actions or proceedings which Lessor may commence or in which Lessor may appear or participate to exercise or enforce any rights or remedies or to protect or preserve any rights or interests, and in all reviews of and appeals from any such actions or proceedings.

ITEM 29. WARRANTIES AND TAX INDEMNIFICATION.

(a) Lessee represents and warrants to Lessor that it is a corporation duly organized and validly existing under the laws of the jurisdiction of its organization and it is qualified to do business in every jurisdiction where the failure to qualify would have a materially adverse effect on Lessor’s rights hereunder; Lessee has taken all corporate action, which may be required to authorize the execution, delivery and performance of this Lease and such execution, delivery and performance will not conflict with or violate any provision of its organizational documents or result in a default or acceleration of any obligation under any agreement, order, decree or judgment to which it is a party or by which it is bound, nor is it now in default under any of the same. There is no litigation or proceeding pending or threatened against Lessee which performance by it of its obligations hereunder. This Lease and the attendant documents constitute valid obligations of Lessee, binding and enforceable against it in accordance with their respective terms. No action by Lessee or with any commission or administrative agency is required in connection with this Lease. Lessee has the power to own its assets and to transact business in which it is engaged. Lessee will give to Lessor prompt notice of any change in its name, identity or structure.

(b) THE LEASE OF EACH CAR IS “AS IS, WHERE IS.” THIS WARRANTY SET FORTH IN ITEM 29(b) HEREOF IS EXCLUSIVE AND IN LIEU OF ALL OTHER WARRANTIES OF LESSOR WHETHER WRITTEN, ORAL OR IMPLIED. LESSOR SHALL NOT BY VIRTUE OF HAVING LEASED THE CARS BE DEEMED TO HAVE MADE ANY OTHER REPRESENTATION OR WARRANTY. LESSEE ACKNOWLEDGES AND AGREES THAT: (1) LESSOR IS NOT A MANUFACTURER OF OR A DEALER IN PROPERTY OF SUCH KIND AS THE CARS; (2) LESSOR HAS NOT MADE, AND DOES NOT HEREBY MAKE, ANY REPRESENTATION, WARRANTY OR COVENANT WITH RESPECT TO THE DESIGN, OPERATION, MERCHANTABILITY, CONDITION, QUALITY OR DURABILITY OF THE CARS, THEIR SUITABILITY FOR THE PARTICULAR PURPOSES AND USES OF LESSEE, THE PRESENCE OR ABSENCE OF

ANY DEFECTS (WHETHER LATENT OR PATENT), THE POSSIBLE INFRINGEMENT OF ANY PATENT OR TRADEMARK, OR ANY OTHER REPRESENTATION, WARRANTY OR COVENANT OF ANY KIND OR CHARACTER, EXPRESS OR IMPLIED, WITH RESPECT TO THE CARS; AND (3) LESSOR SHALL NOT BE LIABLE TO LESSEE FOR ANY LIABILITY, CLAIM, LOSS, DAMAGE OR EXPENSE OF ANY KIND OR NATURE CAUSED, DIRECTLY OR INDIRECTLY, BY ANY CAR OR ANY INADEQUACY THEREOF FOR ANY PURPOSE, ANY DEFICIENCY OR DEFECT THEREIN, THE USE THEREOF, ANY REPAIRS, SERVICING OR ADJUSTMENTS THERETO, OR ANY INTERRUPTION OR LOSS OF SERVICE OR USE THEREOF OR ANY LOSS OF BUSINESS OR FOR ANY DAMAGE WHATSOEVER OR HOWSOEVER CAUSED, AS ALL SUCH RISKS ARE TO BE BORNE BY LESSEE. LESSOR MAKES NO REPRESENTATION AS TO THE TREATMENT OF THIS LEASE, THE CARS OR THE RENT FOR FINANCIAL REPORTING OR TAX PURPOSES. LESSEE HEREBY WAIVES ANY CLAIM LESSEE MAY HAVE OR ACQUIRE IN THE FUTURE AGAINST LESSOR FOR ANY LOSS, DAMAGE OR EXPENSE CAUSED BY ANY CAR OR ANY DEFECT THEREIN OR THE USE OR MAINTENANCE THEREOF.

(c) If, by reason of any act of commission or omission during the term of this Lease by Lessee or any person in possession of any Cars, including but not limited to any sublessee (but excluding Lessor), or any a breach by Lessee of this Lease, Lessor loses, does not have, loses the right to claim, is not entitled to, loses its entitlement to, is disallowed, or is required to recapture, all or any portion of any federal, state or local income tax depreciation, investment tax credit or other deductions (computed on the basis of any permissible class life, salvage value, or accelerated method of depreciation provided for in the Internal Revenue Code) with respect to Lessor’s cost or financing of any Cars for any Cars, the Lessee shall pay to Lessor on demand as additional rental an amount which is equal to the highest amount that is sufficient to provide Lessor the same after-tax yield, after-tax cash flow, and after-tax internal rate of return as Lessor would have had in the absence of such loss of entitlement, disallowance or recapture.

ITEM 30. LESSOR MAY PERFORM. If Lessee at any time shall fail to pay any sum which Lessee is required by this Lease to pay or shall fail to do or perform any other thing Lessee is required by this Lease to do or perform, Lessor, at its option, may pay such sum or do or perform such thing, and Lessee shall reimburse Lessor on demand for the amount of such payment and for the cost and expense which may be incurred by Lessor for such acts or performance, together with interest thereon as set forth in ITEM 33(f).

ITEM 31. RELIANCE ON LEASE. Lessor, in consideration of Lessee’s oral representations and agreement to observe and be bound by each and all of terms and conditions of this Lease as set forth herein, and the immediate need of Cars by Lessee, may have shipped one or more of the Cars to Lessee prior to the formal execution of this. Lease. If this has occurred, this Lease, whether or not executed, shall be a “Lease” between the parties for such Cars and, upon Lessee’s oral agreement to abide by the Lease, shall supersede all prior negotiations and correspondence, and shall relate back to the time of first shipment of any Car under this ITEM 31.

ITEM 32. NOTICE. All notices provided for herein, as well as all correspondence pertaining to this Lease, shall be considered as properly given if:

(a) given in writing and delivered personally or sent by registered, certified or regular mail.

(b) by telecopy and confirmed thereafter in writing sent by registered, certified or regular mail.

The respective addresses for notice shall be the addresses of the parties given at the outset hereof. Such address may be changed by either party giving written notice thereof to the other party.

ITEM 33. MISCELLANEOUS.

(a) Governing Law. This Lease shall be governed and construed by the laws of the State of Illinois.

(b) Benefit. This Lease shall be binding upon and inure to the benefit of Lessor, its successors and assigns, and Lessee, its permitted successors and assigns.

(c) Entire Agreement. This instrument constitutes the entire agreement between Lessee and Lessor and it shall not be amended, altered, or changed except by written agreement signed by the parties hereto.

(d) Severability. If any of the provisions of this Lease shall contravene, or be invalid under the laws of the state of Illinois, such contravention or invalidity shall not invalidate this entire Lease, but this Lease shall be construed as if not containing the particular provision or provisions held to be invalid, and the rights and obligations of the parties shall be construed and enforced accordingly.

(e) Filings; Power of Attorney. Lessee will execute and deliver to Lessor at Lessor’s request all financing statements, continuation statements, and other documents in form satisfactory to Lessor, to perfect and maintain Lessor’s interest in the Cars and to fully consummate all transactions contemplated under this Lease. Lessee by this Lease irrevocably makes, constitutes and appoints Lessor (or any of Lessor’s officers, employees or agents designated by Lessor) as Lessee’s true and lawful attorney with power to sign the name of Lessee on any such documents. This power, being coupled with an interest, will be irrevocable until all obligations of Lessee to Lessor have been fully satisfied.

(f) Late Payments. Interest at the rate of one and one half percent (1.5%) per month or the maximum rate permitted by law, whichever is less, shall accrue on the amount of any payment not made when due, including payments of Fixed Rent not made when due, hereunder from the date thereof until payment is made, and Lessee shall pay such interest to Lessor, on demand.

(g) Covenants. All covenants of Lessee herein shall survive the expiration or termination of this Lease to the extent required for their full observance and performance.

(h) Waivers. No delay or omission to exercise any right, power or remedy accruing to Lessor upon any breach or default of Lessee hereunder shall impair any such right, power or remedy nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein or of any similar breach or default thereafter occurring, nor shall any waiver of any single breach of default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of Lessor of any breach or default under this Lease must be specifically set forth in writing.

(i) Jurisdiction & Jury Waiver. Lessee agrees that the state and or federal courts in the State of Illinois shall have exclusive jurisdiction over all matters arising out of this Lease and that service of process in any such proceeding shall be effective if mailed to Lessor or Lessee at its address described in the first paragraph of this Lease. LESSEE AND LESSOR HEREBY WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO WHICH LESSEE AND LESSOR MAY BE PARTIES ARISING OUT OF OR IN ANY WAY PERTAINING TO THIS LEASE. IT IS HEREBY AGREED AND UNDERSTOOD THAT THIS WAIVER CONSTITUTES A WAIVER OF TRIAL BY JURY OF ALL CLAIMS AGAINST PARTIES TO SUCH ACTIONS OR PROCEEDINGS, INCLUDING CLAIMS AGAINST PARTIES WHO ARE NOT PARTIES TO THIS LEASE. THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE BY LESSEE AND LESSOR AND LESSEE AND LESSOR HEREBY ACKNOWLEDGE THAT NO REPRESENTATIONS OF FACT OR OPINION HAVE BEEN MADE BY ANY INDIVIDUAL TO INDUCE THIS WAIVER OF TRIAL BY JURY OR IN ANY WAY TO MODIFY OR NULLIFY ITS EFFECT. LESSEE AND LESSOR FURTHER ACKNOWLEDGE THAT THEY HAVE BEEN REPRESENTED IN THE SIGNING OF THIS LEASE AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, SELECTED OF THEIR OWN FREE WILL, AND THAT THEY HAVE HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.

(j) True Lease. It is the intent of the parties to this Lease that it will be a true lease and not a “conditional sale,” and that Lessor shall at all times be considered to be the owner of each Car which is the subject of this Lease for the purposes of all Federal, state, city and local income taxes or for franchise taxes measured by income, and that this Lease conveys to Lessee no right, title or interest in any Car except as lessee. Notwithstanding the express intent of the parties, should a court of competent jurisdiction determine that this Lease is not a true lease, but rather one intended as security, then solely in that event and for the expressly limited purposes thereof, Lessee shall be deemed to have hereby granted Lessor a security interest in this Lease, the Cars, and all accessions thereto, substitutions and replacements therefor, and proceeds (including insurance proceeds) thereof (but without power of sale) to secure the prompt payment and performance as and when due of all obligations and indebtedness of Lessee (or any affiliate of Lessee) to Lessor, now existing or hereafter created. For the purposes of this subsection, this Lease or a photocopy thereof may be filed as a financing statement under the Uniform Commercial Code.

ITEM 34. FINANCIAL STATEMENTS. Upon request by Lessor, Lessee shall provide Lessor, each and every year during the term of this Lease, with its audited financial statements (to include an income statement, balance sheet and statement of cash flows) for its fiscal year end and any other financial information Lessor shall reasonably request of Lessee during the term of this Lease.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused this instrument to be executed and delivered the day and year first above written.

Lessor		Lessee

MIDWEST RAILCAR CORPORATION		PLATINUM ENERGY SOLUTIONS, INC

By:	/s/ Richard M. Murphy	By:	/s/ J. Clarke Legler, II
Printed Name: Richard M. Murphy		Printed Name: J. Clarke Legler, II
Title:	President & CEO	Title:	CFO
Date:	7/25/11	Date:	7/15/11

CERTIFICATION

The undersigned hereby certifies that the attached The Andersons, Inc. Schedule #1, dated July 7, 2011 to the Full Service Master Lease Agreement dated July 7, 2011, between The Andersons, Inc., as Lessor, and Platinum Energy Solutions, Inc., as Lessee, which was consented to by Midwest Railcar Corporation, is a true and accurate copy.

/s/ Rasesh H. Shah
Rasesh H. Shah
President, Rail Group

STATE OF OHIO

COUNTY OF LUCAS             )ss:

Before me; a Notary Public, in and for said county and state, personally appeared Rasesh H. Shah, President, Rail Group, of The Andersons, Inc., and he being thereunto duly authorized, did sign the foregoing instrument in behalf of said corporation and by authority of its board of directors and that the same is the free act and deed of said officer and of said corporation.

In Testimony Whereof, I have hereunto set my hand and official seal at Maumee, Ohio 28th day of July, 2011.

/s/ Julie Ann Dibble
Julie Ann Dibble
Notary Public, State of Ohio
My Commission Expires 09-23-2015

The Andersons, Inc.

Schedule #1

This Schedule #1 to the Full Service Master Lease Agreement (“Lease” or “Lease Agreement”) made as of July 7, 2011 between The Andersons, Inc. (“Lessor”) and Platinum Energy Solutions, Inc. (“Lessee”) is made this 7th day of July, 2011 . The provisions of the Lease, solely as they relate to the Cars leased under this Schedule, are incorporated herein by reference and this Schedule shall be deemed an instrument of lease separate from any other schedule under the Lease.

Lessor and Lessee agree as follows:

1.	All terms defined in the Lease shall have the meanings as defined therein when used in this Schedule.

2.	Lessor hereby leases to Lessee and Lessee hereby leases from Lessor eighty-eight (88) railcars described on Appendix A attached hereto. Each railcar is referred to herein as a “Car” and collectively as the “Cars”.

3.	The base lease term of the Lease with respect to each Car described in this Schedule shall commence on the first day of the month following the month in which the last Car is delivered to the Delivery Location (as defined in Section 7 herein) and shall continue as to all Cars described in this Schedule for a period of sixty (60) consecutive months. The interim lease term with respect to each Car described in this Schedule shall commence on the arrival of each Car to the Delivery Location and terminate on the commencement of the base lease term.

4.	The Fixed Rent due and payable by Lessee to Lessor during the base lease term shall be Four Hundred and Eighty-Five Dollars ($485.00) per Car per month for each full calendar month. The Fixed Rent due and payable by Lessee to Lessor during the interim lease term shall be Fifteen Dollars and Ninety-Five Cents ($15.95) per Car per day.

5.	The Cars shall be used only for transportation and storage of sand.

6.	Lessee shall be responsible for the costs and expenses of any and all maintenance, repairs or replacement of all of the Cars’ top chords (and their modifications), ends, sides, floors (including floor stringers), and any parts thereof, safety appliances and their movable parts, interior cleaning as well as any damage to any Car resulting from any reason whatsoever from any party other than Lessor.

7.	Delivery Location: At inception of this Schedule, each Car shall be delivered by the Lessor, at Lessor’s expense, to Chippewa Falls, WI — Progressive Rail Incorporated delivery (the “Delivery Location”). Lessee shall be responsible for all costs and expenses relating to transporting each Car once each Car arrives at the Delivery Location including, but not limited to, freight, storage, switch charges or demurrage.

8.	Return Location: Any location designated by Lessor within the continental United States.

9.	Each Car shall not accumulate in any calendar year miles (loaded or empty) in excess of twenty-five thousand (25,000). If such mileage limit is exceeded, the mileage charge will be ($.05) per mile. If a Car is used less than a calendar year, the mileage charge will be prorated at sixty-eight (68) miles per day.

10.	Security Deposit: Upon the execution of the Lease and this Schedule #1, Lessee shall pay to Lessor a refundable security deposit (the “Security Deposit”) in an amount equal to Five Hundred Twelve Thousand One Hundred Sixty Dollars ($512,160.00). During the term of the Lease, Lessee may substitute a Letter of Credit (as defined in ITEM 27(h)(i) of the Lease), issued by a bank and in a form, both of which shall be acceptable to Lessor, in place of the Security Deposit. Upon receipt of such Letter of Credit, Lessor shall promptly refund the Security Deposit to Lessee.

Assuming the Lessee has not provided a Letter of Credit as provided in the preceeding paragraph, upon the full satisfaction of Lessee’s obligations under this Schedule #1, then Lessor will promptly refund the Security Deposit to Lessee.

[Signature Page Follows]

Lessor		Lessee

THE ANDERSONS, INC.		PLATINUM ENERGY SOLUTIONS, INC

By:	/s/ Rasesh H. Shah	By:	/s/ J. Clarke Legler, II
Printed Name: Rasesh H. Shah		Printed Name: J. Clarke Legler, II
Title:	President Rail Group	Title:	CFO
Date:	7/28/2011	Date:	7/15/11

SCHEDULE #1

Appendix A

Description of Cars

Eighty-Eight (88), 100-ton mill gondolas with side heights of 4’6” to 5’, with reporting marks and numbers as follows:

Reporting Marks and Numbers to be provided by Lessor at a later date

All Cars delivered to Lessee will be repaired to meet all AAR and FRA specifications, and will be clean and free of all residue, accumulations or deposits and shall be in good working order and condition and suitable to load and transport sand.

SCHEDULE #1

Appendix B

Stipulated Loss Values

(Stated on a Per Car Basis)

Period	Amount
Interim lease term through month 12 of base lease term	$40,000 per Car
Months 13 through 24 of base lease term	$39,000 per Car
Months 25 through 36 of base lease term	$38,000 per Car
Months 37 through 48 of base lease term	$37,000 per Car
Months 49 through 60 of base lease term	$36,000 per Car
Anytime thereafter	$35,000 per Car

FULL SERVICE MASTER LEASE AGREEMENT

The Andersons, Inc.

480 W. Mussel Drive

Maumee, OH 43537

Full Service Master Lease Agreement made effective July 7, 2011

Name and Address of Lessee:

Platinum Energy Solutions, Inc.

2100 West Loop South, Suite 1601

Houston, TX 77027

Master Lease Provisions

1. LEASE. The Andersons, Inc. as Lessor hereby agrees to lease to Lessee, and Lessee hereby agrees to lease from Lessor, the railcars described in a Schedule or Schedules to this Full Service Master Lease Agreement from time to time signed by Lessor and Lessee upon the terms and conditions set forth in this Full Service Master Lease Agreement and in the related Schedule (such property together with all replacements, substitutions, parts, improvements, repairs, and accessories, and all additions incorporated therein or affixed thereto being referred to herein as the “Cars’). Each Schedule shall constitute a separate lease incorporating the terms of this Full Service Master Lease Agreement. References in this Full Service Master Lease Agreement to “this Lease”, “hereunder” and “herein” shall be construed to mean a Schedule which incorporates this Full Service Master Lease Agreement. Lessee’s execution of a Schedule shall obligate Lessee to lease the Cars described therein from Lessor. No Schedule shall be binding on Lessor unless and until executed by Lessor. Anything to the contrary notwithstanding, Lessor shall have no obligation to accept, execute or enter into any Schedule or to acquire or lease to Lessee any Cars except as provided in a Schedule executed by Lessor. Title to all Cars shall at all times remain in Lessor. This Full Service Master Lease Agreement and related Schedule(s) constitute the entire agreement between Lessor and Lessee and may be modified only by a written instrument signed by Lessor and Lessee. Any provision of this Full Service Master Lease Agreement which is unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such unenforceability without invalidating the remaining provisions of this Full Service Master Lease Agreement, and any such unenforceability in any jurisdiction shall not render unenforceable such provision in any other jurisdiction. This Full Service Master Lease Agreement shall in all respects be governed by, and construed in accordance with, the substantive laws of the state of Ohio.

2. INCORPORATION OF CERTAIN TERMS. The terms and conditions set forth in (a) that certain Full Service Master Lease Agreement made effective the 7th day of July, 2011 consisting of nineteen (19) pages by and between Midwest Railcar Corporation, as Lessor and Platinum Energy Solutions, Inc., as Lessee, which are together attached hereto as Exhibit A, are collectively referred to herein as the “Old Lease Terms.” Except as otherwise provided herein the Old Lease Terms are deemed incorporated herein by reference and shall be applicable to any Schedule executed by the above named Lessor, provided however that as incorporated herein, all references therein to “Lessor” shall be deemed to mean the Lessor named above and further provided that to the extent that any of the provisions set forth in Section 1 above or in any Schedule conflict with the Old Lease Terms, the provisions set forth in Section 1 above or the Schedule, as the case may be, shall prevail.

LESSOR:	LESSEE:

The Andersons, Inc.	Platinum Energy Solutions, Inc.

/s/ Rasesh H. Shah	/s/ J. Clark Legler, II
By Rasesh H. Shah	By J. Clark Legler, II

7/23/2011
Title: President, Rail Group	Title: CFO

Midwest Railcar Corporation hereby consents to the incorporation of the terms of the Full Service Master Lease Agreement dated July 7, 2011 and attached hereto as Exhibit A.

MIDWEST RAILCAR CORPORATION

/s/ Richard M. Murphy
By Richard M. Murphy

Title: President & CEO

CERTIFICATION

The undersigned hereby certifies that the attached Full Service Master Lease Agreement dated July 7, 2011, between. The Andersons, Inc., as Lessor, and Platinum Energy Solutions, Inc., as Lessee, which was consented to by Midwest Railcar Corporation, is a true and accurate copy.

/s/ Rasesh H. Shah
Rasesh H. Shah
President, Rail Group

STATE OF OHIO                 )

COUNTY OF LUCAS          )ss:

Before me, a Notary Public, in and for said county and state, personally appeared Rasesh H. Shah, President, Rail Group, of The Andersons, Inc., and he being thereunto duly authorized, did sign the foregoing instrument in behalf of said corporation and by authority of its board of directors and that the same is the free act and deed of said officer and of said corporation.

In Testimony Whereof, I have hereunto set r ty hand and official seal at Maumee, Ohio this 28th day of July, 2011.

/s/ Julie Ann Dibble
Julie Ann Dibble
Notary Public, State of Ohio
My Commission Expires 09-23-2015

July 27, 2011

Ms. Christine Spencer

Platinum Energy Solutions, Inc.

2100 W. Loop South, Suite 1601

Houston, Texas 77027

Dear Christine:

Enclosed for your file is a certified copy of the Full Service Master Lease Agreement and Rider #R01797. I have also enclosed a welcome letter from the President of The Andersons, Inc. Rail Group, along with a contact sheet for your reference. There is also a contact sheet for you to complete, so that we communicate with the correct person on your side. You can fax or e-mail the completed sheet to my attention at 419-891-2749 or julie_dibble@andersonsinc.com.

If you have any questions or need anything further, my direct dial number is (419) 891-6561.

Sincerely,

/s/ Julie A. Dibble
Julie Dibble
Transaction Administrator

Enclosures

cc:	Karyn F, Ward, with enclosure

Midwest Railcar Corporation